PRESS RELEASE

FOR IMMEDIATE RELEASE: Valhi, Inc. Three Lincoln Centre 5430 LBJ Freeway, Suite 1700 Dallas, Texas 75240-2620	CONTACT: Janet G. Keckeisen Vice President, Investor Relations (972) 233-1700

VALHI DECLARES QUARTERLY DIVIDEND

DALLAS, TEXAS . . . November 3, 2022 . . . Valhi, Inc. (NYSE:  VHI) announced today that its board of directors has declared a regular quarterly dividend of eight cents ($0.08) per share on its common stock, payable on December 22, 2022 to stockholders of record at the close of business on December 1, 2022.

Valhi, Inc. is engaged in the chemicals (TiO2), component products (security products and recreational marine components) and real estate management and development industries.

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